Exhibit 99.3

MINUTES OF ACTION TAKEN BY CONSENT
OF THE BOARD OF DIRECTORS
OF
LEAPLAB CORPORATION
a Nevada Corporation

    The undersigned, being members of the Board of Directors (the “Board”) of Leaplab Corporation, a Nevada corporation (“Leaplab”), acting pursuant to the authority granted by Nevada Revised Statute 78.315 and the Bylaws of the Company, does hereby adopt the following resolutions by written consent in lieu of a meeting as of December 7, 2011:

I.	Appointment of Director

WHEREAS, there is a vacancy on the board left by the resignation of Cesar Sanvicente and the board wishes to appoint a replacement,

RESOLVED, the Board hereby appoints John Ayers, and John Ayers accepts appointment to position of Director.

II.	Transfer of Chairman Seat

WHERAS, Jeffrey Peterson wishes to step down as Chairman of the Board of Directors of Leaplab but retain his status as a Director,

RESOLVED, John Ayers is hereby raised to position of Chairman of the Board of Directors of Leaplab

    This consent of Directors is executed effective December 7, 2011.

THE BOARD OF DIRECTORS OF
LEAPLAB CORPORATION
A Nevada Corporation

/s/ Jeffrey Peterson
Jeffrey Peterson, Director

/s/ John Ayers
John Ayers, Chairman of the Board